Exhibit 99.1

USA Technologies Announces First Quarter Fiscal Year 2016 Results

MALVERN, Pa. – Nov. 12, 2015 – USA Technologies, Inc. (NASDAQ:USAT) ("USAT"), a leader of wireless, cashless payment and M2M/IoT solutions for small-ticket, self-serve retailing industries, today reported results for the first quarter fiscal year ended September 30, 2015.

First Quarter Financial Highlights:

•	Total revenue of $16.6 million, a year-over-year increase of 35%

•	349,000 connections to ePort service, a year-over-year increase of 26%

•	Record 10,275 customers compared to 7,900 in the same quarter last year

•	Record license and transaction fee revenue of $12.9 million, a year-over-year increase of 27%

•	License and transaction fees gross margins increased to 33% from 29% in the prior year

•	Equipment gross margins increased to 23% from 11% in the prior year

•	Adjusted EBITDA of $1.7 million, a year-over-year increase of 85%

•	Achieved positive free cash flow* for third straight quarter fueled by success in the company’s QuickStart third-party leasing program

*(Defined as cash flow from operations less cash used for the purchase of equipment for the JumpStart rental program.)

First Quarter Financial Highlights & Transaction Data:

	Three months ended, unless noted September 30,
(Connections and $'s in thousands, except per share data)	2015	2014	# Change	% Change

Revenues:
License and transaction fees	$12,925	$10,156	$2,769	27%
Equipment sales	3,675	2,096	1,579	75%
Total revenues	$16,600	$12,252	$4,348	35%

License and transaction fees gross margin	32.6%	28.6%	4.0%	14.0%

Equipment sales gross margin	22.5%	11.0%	11.5%	104.5%

Operating income (loss)	$112	$(666)	$778	NC

Adjusted EBITDA	$1,734	$946	$788	83%

Net income (loss)	$360	$(61)	$421	NC

Net earnings (loss) per common share - diluted	$(0.01)	$(0.01)	NC	NC

Net New Connections	16	10	6	60%

Total Connections (at period end)	349	276	73	26%

Total Number of Transactions	68,800	48,700	20,100	41%

Transaction Volume	$126,400	$89,200	$37,200	42%

 “The growing number of transactions and transaction volume, in addition to the growing number of USAT customers, indicate that we are capitalizing on the cashless payment trend and delivering on our strategic initiatives,” said Stephen P. Herbert, USA Technologies’ chairman and chief executive officer.  “Many of our largest customers are moving to connect 100% of their machines to USAT’s ePort Connect technology incentivized by our Premium Support Service, the latest product offering which provides customers with a cross-functional service model to realize the impact of USAT’s ePort Connect technology on their business, including increased awareness and accelerated adoption of cashless payments.”

Fiscal 2016 Outlook

For full year fiscal 2016, management expects to add more than 75,000 net new connections , bringing total connections on the service to over 400,000 and expects total revenue to be between $69 million and $71 million.  Additionally, we anticipate that QuickStart will remain a popular program for customers, and management expects it to drive positive free cash flows in fiscal year 2016.  We also expect to have year-over-year increases of adjusted EBITDA and non-GAAP net income.

Webcast and Conference Call

Management will host a conference call and webcast the event beginning at 8:30 a.m. Eastern Time tomorrow, November 13, 2015.

To participate in the conference call, please dial (866) 393-1608 approximately 10 minutes prior to the call. International callers should dial (224) 357-2194. Please reference conference ID # 70551888.

A live webcast of the conference call will be available at http://investor.usatech.com/events.cfm. Please access the website 15 minutes prior to the start of the call to download and install any necessary audio software. A telephone replay of the conference call will be available from 11:30 a.m. Eastern Time on November 13, 2015 until 11:59 p.m. Eastern Time on November 16, 2015 and may be accessed by calling (855) 859-2056 (domestic dial-in) or (404) 537-3406 (international dial-in) and reference conference ID # 70551888.  An archived replay of the conference call will also be available in the investor relations section of the company's website.

About USA Technologies

USA Technologies is a leader of wireless, cashless payment and M2M/IoT telemetry solutions for small-ticket, self-serve retailing industries. ePort Connect® is the company's flagship service platform, a PCI-compliant, end-to-end suite of cashless payment and telemetry services specially tailored to fit the needs of small ticket, self-service retailing industries. USA Technologies also provides a broad line of cashless acceptance technologies including its NFC-ready ePort® G-series, ePort Mobile™ for customers on the go, and QuickConnect, an API Web service for developers.USA Technologies has been granted 87 patents; and has agreements with Verizon, Chase Paymentech, Visa, MasterCard, and customers such as Compass and others. Visit the website at www.usatech.com.

Forward-looking Statements:

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation the business strategy and the plans and objectives of USAT's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to USAT or its management, identify forward looking statements. Such forward-looking statements are based on the beliefs of USAT's management, as well as assumptions made by and information currently available to USAT's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the ability of management to accurately predict or forecast future earnings or taxable income of USAT; the incurrence by us of any unanticipated or unusual non-operational expenses which would require us to divert our cash resources from achieving our business plan; the ability of USAT to retain key customers from whom a significant portion of its revenues is derived; the ability of USAT to compete with its competitors to obtain market share; whether USAT's customers continue to utilize USAT's transaction processing and related services, as our customer agreements are generally cancelable by the customer on thirty to sixty days' notice; the ability of USAT to raise funds in the future through the sales of securities or debt financings in order to sustain its operations if an unexpected or unusual non-operational event would occur; the ability of USAT to use available data to predict future market conditions, consumer behavior and any level of cashless usage; the ability to prevent a security breach of our systems or services or third party services or systems utilized by us; whether any patents issued to USAT will provide USAT with any competitive advantages or adequate protection for its products, or would be challenged, invalidated or circumvented by others; the ability of USAT to operate without infringing the proprietary rights of others; whether USAT would be able to sell sufficient ePort hardware to third party leasing companies as part of the QuickStart program in order to continue to  increase cash flows from operations; and whether USAT's existing or anticipated customers purchase, rent or utilize ePort devices or our other products or services in the future at levels currently anticipated by USAT. Readers are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release speaks only as of the date of this release. Unless required by law, USAT does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

Financial Schedules:

A.	Comparative Income Statement For 3 Months Ended September 30, 2015 and September 30, 2014

B.	Five Quarter Select Key Performance Indicators

C.	Comparative Condensed Balance Sheets September 30, 2015 to June 30, 2015

D.	Five Quarter Statement of Operations and Adjusted EBITDA

E.	Five Quarter Selling, General, & Administrative Expenses

F.	Five Quarter Condensed Balance Sheet

G.	Five Quarter Condensed Statement of Cash Flows

H.	Consolidated Statement of Shareholders’ Equity

I.	Reconciliation of Net Loss to Non-GAAP Net Income (Loss) and Net Earnings Loss Per Common Share - Diluted to Non-GAAP Net Earnings (Loss) Per Common Share – Diluted

NEW ACCOUNTING CLASSIFICATION

The Company is changing the manner in which it presents certain uncollected customer accounts receivable and the related allowance in its consolidated balance sheets and the related statements of cash flows. These accounts receivable represent a large number of small balance amounts due from customers for processing and service fees which had not been billed to customers, and as to which, there had been no customer transaction proceeds from which the Company could collect the amounts due in accordance with its normal procedures. The previous accounting classification recorded these amounts as a reduction of its accounts payable in the consolidated balance sheets and the related statements of cash flows. The new accounting classification is more appropriate now, as the uncollected customer accounts have been outstanding for longer time periods and are larger in the aggregate than when the accounting process was established many years ago.

Accordingly, the respective balances for all prior periods presented in these financial statements were reclassified in order to be consistent and comparable to the accounting treatment of these items in our September 30, 2015 financial statements. The new accounting classification as well as the reclassification for prior periods had no effect on the consolidated statements of operations or the consolidated statements of shareholders’ equity.

(A)	Comparative Income Statement For 3 Months Ended September 30, 2015 and September 30, 2014

($ in thousands, except share and per share data)	For the three months ended September 30,
(unaudited)	2015	% of Sales	2014	% of Sales	Change	% Change

Revenues:
License and transaction fees	$12,925	77.9%	$10,156	82.9%	$2,769	27.3%
Equipment sales	3,675	22.1%	2,096	17.1%	1,579	75.3%
Total revenues	16,600	100.0%	12,252	100.0%	4,348	35.5%

Costs of sales/revenues:
Cost of services	8,705	67.4%	7,251	71.4%	1,454	20.1%
Cost of equipment	2,848	77.5%	1,866	89.0%	982	52.6%
Total costs of sales/revenues	11,553	69.6%	9,117	74.4%	2,436	26.7%

Gross profit:
License and transaction fees	4,220	32.6%	2,905	28.6%	1,315	45.3%
Equipment sales	827	22.5%	230	11.0%	597	259.4%
Total gross profit	5,047	30.4%	3,135	25.6%	1,912	61.0%

Operating expenses:
Selling, general and administrative	4,796	28.9%	3,632	29.6%	1,164	32.0%
Depreciation	139	0.8%	169	1.4%	(30)	-17.8%
Total operating expenses	4,935	29.7%	3,801	31.0%	1,134	29.8%
Operating income (loss)	112	0.7%	(666)	-5.4%	778	-116.8%

Other income (expense):
Interest income	51	0.3%	10	0.1%	41	410.0%
Interest expense	(119)	-0.7%	(75)	-0.6%	(44)	58.7%
Change in fair value of warrant liabilities	343	2.1%	310	2.5%	33	10.6%
Total other income, net	275	1.7%	245	2.0%	30	12.2%

Income (loss) before (benefit) provision for income taxes	387	2.3%	(421)	-3.4%	808	-191.9%
Benefit (provision) for income taxes	(27)		360		(387)	-107.5%

Net income (loss)	360	2.2%	(61)	-0.5%	421	-690.2%
Cumulative preferred dividends	(332)	-2.0%	(332)	-2.7%	-	0.0%
Net income (loss) applicable to common shares	$28	0.2%	$(393)	-3.2%	$421	-107.1%
Net earnings (loss) per common share - basic	$-		$(0.01)		$0.01	-100.0%
Basic weighted average number of common shares outstanding	35,788,199		35,586,455		201,744	0.6%
Net loss per common share - diluted	$(0.01)		$(0.01)		$0.00	-9.4%
Diluted weighted average number of common shares outstanding	36,427,683		35,586,455		841,228	2.4%

Adjusted EBITDA	$1,734	10.4%	$946	7.7%	$788	83.3%

Non-GAAP net income (loss) applicable to common shares	$(288)	-6.8%	$(1,072)	-8.7%	$784	-73.1%

(B)	Five Quarter Select Key Performance Indicators:

(unaudited)	Three months ended
	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
Connections:
Gross New Connections	20,000	34,000	24,000	14,000	13,000
% from Existing Customer Base	86%	89%	82%	82%	84%
Net New Connections	16,000	31,000	14,000	12,000	10,000
Total Connections	349,000	333,000	302,000	288,000	276,000

Customers:
New Customers Added	675	675	475	550	600
Total Customers	10,275	9,600	8,925	8,450	7,900

Volumes:
Total Number of Transactions (millions)	68.8	62.2	54.8	51.0	48.7
Transaction Volume ($millions)	$126.4	$112.8	$97.7	$89.3	$89.2

Financing Structure of Connections:
JumpStart	10.2%	6.0%	11.3%	14.4%	22.7%
QuickStart & All Others *	89.8%	94.0%	88.7%	85.6%	77.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

*Includes credit sales with standard trade receivable terms

(C)	Comparative Condensed Balance Sheets September 30, 2015 to June 30, 2015

($ in thousands) (unaudited)		September 30, 2015	June 30, 2015	$ Change	% Change

Assets
Current assets:
Cash		$11,592	$11,374	$218	2%
Accounts receivable, less allowance	*	6,448	5,971	477	8%
Finance receivables		946	941	5	1%
Inventory		3,718	4,216	(498)	-12%
Deferred income taxes		1,258	1,258	-	0%
Prepaid expenses and other current assets		625	574	51	9%
Total current assets		24,587	24,334	253	1%

Finance receivables, less current portion		3,525	3,698	(173)	-5%
Property and equipment, net		11,890	12,869	(979)	-8%
Goodwill and intangbiles		8,095	8,095	-	0%
Deferred income taxes		25,761	25,788	(27)	0%
Other assets		342	350	(8)	-2%
Total assets		$74,200	$75,134	$(934)	-1%

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	*	$9,498	$10,542	$(1,044)	-10%
Accrued expenses		2,117	2,108	9	0%
Line of credit		4,000	4,000	-	0%
Current obligations under long-term debt		583	478	105	22%
Income taxes payable		54	54	-	0%
Deferred gain from sale-leaseback transactions		860	860	-	0%
Total current liabilities		17,112	18,042	(930)	-5%
Long-term liabilities
Long-term debt, less current portion		1,758	1,854	(96)	-5%
Accrued expenses, less current portion		38	49	(11)	-22%
Warrent liabilities		635	978	(343)	-35%
Deferred gain from sale-leaseback transactions, less current portion		685	900	(215)	-24%
Total long-term liabilities		3,116	3,781	(665)	-18%
Total liabilities		20,228	21,823	(1,595)	-7%

Shareholders' equity:
Preferred stock, no par value		3,138	3,138	-	0%
Common stock, no par value		225,175	224,874	301	0%
Accumulated deficit		(174,341)	(174,701)	360	0%
Total shareholders' equity		53,972	53,311	661	1%
Total liabilities and shareholders' equity		$74,200	$75,134	$(934)	-1%

Total current assets		$24,587	$24,334	$253	1%
Total current liabilities		17,112	18,042	(930)	-5%
Net working capital		$7,475	$6,292	$1,183	19%

* Accounts receivable, net of allowance for uncollectible accounts and accounts payable have increased by the following amounts due to reclassifications		$-	$1,299

(D)	Five Quarter Statement of Operations and Adjusted EBITDA

($'s in thousands)	For the three months ending
(unaudited)	September 30, 2015	% of Sales	June 30, 2015	% of Sales	March 31, 2015	% of Sales	December 31, 2014	% of Sales	September 30, 2014	% of Sales
Revenues:
License and transaction fees	$12,925	77.9%	$11,938	67.7%	$11,060	72.0%	$10,480	81.7%	$10,156	82.9%
Equipment Sales	3,675	22.1%	5,708	32.3%	4,298	28.0%	2,341	18.3%	2,096	17.1%
Total revenue	16,600	100.0%	17,646	100.0%	15,358	100.0%	12,822	100.0%	12,252	100.0%

Costs of sales/revenues:
License and transaction fees	8,705	67.4%	7,863	65.9%	7,157	64.7%	7,158	68.3%	7,251	71.4%
Equipment sales	2,848	77.5%	4,975	87.2%	3,055	71.1%	1,930	82.4%	1,866	89.0%
Total costs of sales/revenues	11,553	69.6%	12,838	72.8%	10,213	57.9%	9,088	51.5%	9,117	51.7%

Gross Profit:
License and transaction fees	4,220	32.6%	4,075	34.1%	3,903	35.3%	3,323	31.7%	2,905	28.6%
Equipment sales	827	22.5%	733	12.8%	1,243	28.9%	412	17.6%	230	11.0%
Total gross profit	5,047	30.4%	4,808	27.2%	5,145	33.5%	3,734	29.1%	3,134	25.6%

Operating expenses:
Selling, general and administrative	4,796	28.9%	5,009	28.4%	4,280	27.9%	3,530	27.5%	3,632	29.6%
Depreciation	139	0.8%	156	0.9%	135	0.9%	152	1.2%	169	1.4%
Total operating expenses	4,935	29.7%	5,165	29.3%	4,415	28.7%	3,682	28.7%	3,801	31.0%

Operating income (loss)	112	0.7%	(357)	-2.0%	731	4.8%	51	0.4%	(666)	-5.4%

Other income (expense):
Interest income	51	0.3%	42	0.3%	26	0.2%	4	0.0%	10	0.1%
Other income	-	0.0%	52	0.3%	-	0.0%	-	0.0%	-	0.0%
Interest expense	(119)	-0.7%	(92)	-0.6%	(85)	-0.5%	(49)	-0.3%	(75)	-0.5%
Change in fair value of warrant liabilities	343	2.1%	263	1.6%	(1,101)	-6.6%	135	0.8%	310	1.9%
Total other income (expense), net	275	1.7%	265	1.5%	(1,160)	-7.6%	90	0.7%	245	2.0%

Income (loss) before (benefit) provision for income taxes	387	2.3%	(92)	-0.5%	(429)	-2.8%	141	1.1%	(421)	-3.4%
Benefit (provision) for income taxes	(27)	-0.2%	(109)	-0.6%	(138)	-0.9%	(402)	-3.1%	360	2.9%

Net income (loss)	360	2.2%	(201)	-1.1%	(567)	-3.7%	(261)	-2.0%	(61)	-0.5%

Less interest income	(51)	-0.3%	(42)	-0.3%	(26)	-0.2%	(4)	0.0%	(10)	-0.1%
Plus interest expenses	119	0.7%	92	0.6%	85	0.5%	49	0.3%	75	0.5%
Plus income tax expense (benefit)	27	0.2%	109	0.7%	138	0.8%	402	2.4%	(360)	-2.2%
Plus depreciation expense	1,350	8.1%	1,381	8.3%	1,433	8.6%	1,444	8.7%	1,473	8.9%
Less change in fair value of warrant liabilities	(343)	-2.1%	(263)	-1.6%	1,101	6.6%	(135)	-0.8%	(310)	-1.9%
Plus stock-based compensation	272	1.6%	175	1.1%	216	1.3%	186	1.1%	139	0.8%
Adjusted EBITDA	$1,734	10.4%	$1,251	7.1%	$2,380	15.5%	$1,681	13.1%	$946	7.7%

See discussion of Non-GAAP financial measures later in this document

(E)	Five Quarter Selling, General, & Administrative Expenses

	Three months ended
($ in thousands) (unaudited)	September 30, 2015	% of SG&A	June 30, 2015	% of SG&A	March 30, 2015	% of SG&A	December 31 2014	% of SG&A	September 30, 2014	% of SG&A

Salaries and benefit costs	$2,685	56.0%	$2,295	45.8%	$2,533	59.2%	$2,131	60.4%	$2,204	60.7%
Marketing related expenses	333	6.9%	580	11.6%	184	4.3%	215	6.1%	247	6.8%
Professional services	799	16.7%	844	16.8%	708	16.5%	460	13.0%	498	13.7%
Bad debt expense	236	4.9%	497	9.9%	303	7.1%	141	4.0%	159	4.4%
Premises, equipment and insurance costs	399	8.3%	475	9.5%	372	8.7%	370	10.5%	402	11.0%
Research and development expenses	191	4.0%	154	3.1%	96	2.2%	115	3.3%	50	1.4%
Other expenses	153	3.2%	164	3.3%	84	2.0%	98	2.8%	72	2.0%
Total SG&A expenses	$4,796	100%	$5,009	100%	$4,280	100%	$3,530	100%	$3,632	100%

SG&A expenses as a percentage of revenue	28.9%		28.4%		27.9%		27.5%		29.6%

(F)	Five Quarter Condensed Balance Sheet and Other Data

($ in thousands) (unaudited)		September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Assets
Current assets:
Cash		$11,592	$11,374	$8,475	$6,734	$10,916
Accounts receivable, less allowance	*	6,448	5,971	5,245	4,591	3,798
Finance receivables		946	941	750	363	279
Inventory		3,718	4,216	4,241	3,448	2,629
Other current assets		1,883	1,832	1,322	1,495	1,285
Total current assets		24,587	24,334	20,033	16,631	18,907

Finance receivables, less current portion		3,525	3,698	3,505	1,643	949
Prepaid expenses and other assets		342	350	423	411	383
Property and equipment, net		11,890	12,869	13,574	16,451	17,780
Deferred income taxes		25,761	25,788	26,169	26,290	26,714
Goodwill and intangibles		8,095	8,095	8,095	8,095	8,095
Total assets		$74,200	$75,134	$71,799	$69,521	$72,828

Liabilities and shareholders' equity
Current liabilities:
Accounts payable and accrued expenses	*	$11,615	$12,650	$9,044	$8,945	$10,764
Line of credit		4,000	4,000	4,000	4,000	5,000
Other current liabilities		1,497	1,392	1,294	1,064	1,068
Total current liabilities		17,112	18,042	14,338	14,009	16,832
Long-term liabilities
Total long-term liabilities		3,116	3,781	4,134	1,834	2,181
Total liabilities		20,228	21,823	18,472	15,843	19,013

Shareholders' equity:
Total shareholders' equity		53,972	53,311	53,327	53,678	53,815
Total liabilities and shareholders' equity		$74,200	$75,134	$71,799	$69,521	$72,828

Total current assets		$24,587	$24,334	$20,033	$16,631	$18,907
Total current liabilities		17,112	18,042	14,338	14,009	16,832
Net working capital		$7,475	$6,292	$5,695	$2,622	$2,075

* Accounts receivable, net of allowance for uncollectible accounts and accounts payable have increase by the following amounts due to reclassifications		$-	$1,299	$1,842	$1,832	$1,353

Net cash provided by (used in) operating activities		$362	$2,680	$65	$(3,039)	$(1,405)
Purchase of property for rental program		-	-	-	-	(1,642)
Free cash flow		$362	$2,680	$65	$(3,039)	$237

(G)	Five Quarter Condensed Statement of Cash Flows

	Three months ended
($ in thousands)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014
(unaudited)

OPERATING ACTIVITIES:
Net income (loss)	$360	$(201)	$(567)	$(261)	$(61)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Charges incurred in connection with share-based compensation	272	175	216	186	139
Gain on disposal of property and equipment	(1)	(4)	(6)	(4)	(3)
Bad debt expense	236	497	303	141	159
Depreciation	1,350	1,381	1,433	1,444	1,473
Change in fair value of warrant liabilities	(343)	(263)	1,101	(135)	(310)
Deferred income taxes, net	27	31	121	423	(361)
Gain on sale of finance receivables	-	(52)	-	-	-
Recognition of deferred gain from sale-leaseback transactions	(215)	(215)	(215)	(215)	(188)
Changes in operating assets and liabilities:
Accounts receivable	(713)	(1,223)	(984)	(842)	5
Finance receivables	168	(332)	(2,249)	(778)	(756)
Inventory	219	(639)	651	(805)	(1,138)
Prepaid expenses and other current assets	48	(97)	151	(247)	(111)
Accounts payable	(1,044)	3,491	(141)	(1,859)	(46)
Accrued expenses	(2)	93	234	(87)	(186)
Income taxes payable	-	37	17	-	(21)
Net change in operating assets and liabilities	(1,324)	1,330	(2,321)	(4,618)	(2,253)

Net cash provided by (used in) operating activities	362	2,680	65	(3,039)	(1,405)

INVESTING ACTIVITIES:
Purchase of property and equipment	(49)	(6)	(4)	(19)	(31)
Purchase of property for rental program	-	-	-	-	(1,642)
Proceeds from sale of rental equipment under sale-leaseback transaction	-	-	-	-	4,994
Proceeds from sale of property and equipment	4	8	19	11	24

Net cash provided by (used in) investing activities	(45)	2	16	(8)	3,345

FINANCING ACTIVITIES:
Net proceeds from the issuance (retirement) of common stock and exercise of common stock warrants	29	-	-	(62)	-
Excess tax benefits from share-based compensation	-	10	-	-	-
Net Proceeds (retirement) of Debt	(128)	207	1,660	(1,073)	(96)

Net cash provided by (used in) financing activities	(99)	217	1,660	(1,135)	(96)

Net increase (decrease) in cash	218	2,899	1,741	(4,182)	1,844

Cash at beginning of period	11,374	8,475	6,734	10,916	9,072

Cash at end of period	$11,592	$11,374	$8,475	$6,734	$10,916

Supplemental disclosures of cash flow information:
Depreciation expense allocated to cost of services	$1,199	$1,252	$1,289	$1,283	$1,295
Reclass of rental program property to (from) inventory, net	$(279)	$(719)	$1,374	$14	$4

(H)	Consolidated Statement of Shareholders’ Equity

(unaudited)	Series A Convertible Preferred Stock		Common Stock		Accumulated
($ in thousands)	Shares	Amount	Shares	Amount	Deficit	Total

Balance, June 30, 2015	442,968	$3,138	35,747,242	$224,874	$(174,701)	$53,311

Exercise of warrants	-	-	11,000	29	-	29
Stock based compensation
2013 Stock Incentive Plan	-	-	25,976	157	-	157
2014 Stock Option Incentive Plan	-	-	-	115	-	115
Net income	-	-	-	-	360	360

Balance, September 30, 2015	442,968	$3,138	35,784,218	$225,175	$(174,341)	$53,972

(I)	Reconciliation of Net Loss to Non-GAAP Net Income (Loss) and Net Earnings Loss Per Common Share - Diluted to Non-GAAP Net Earnings (Loss) Per Common Share – Diluted

	Three months ended
(unaudited) ($ in thousands)	September 30, 2015	June 30, 2015	March 31, 2015	December 31, 2014	September 30, 2014

Net income (loss)	$360	$(201)	$(567)	$(261)	$(61)
Non-GAAP adjustments:
Non-cash portion of income tax provision/benefit	27	72	121	402	(369)
Fair value of warrant adjustment	(343)	(263)	1,101	(135)	(310)
Non-GAAP net income (loss)	$44	$(392)	$655	$6	$(740)

Net income (loss)	$360	$(201)	$(567)	$(261)	$(61)
Cumulative preferred dividends	(332)	-	(332)	-	(332)
Net income (loss) applicable to common shares	$28	$(201)	$(899)	$(261)	$(393)

Non-GAAP net income (loss)	$44	$(392)	$655	$6	$(740)
Cumulative preferred dividends	(332)	-	(332)	-	(332)
Non-GAAP net income (loss) applicable to common shares	$(288)	$(392)	$323	$6	$(1,072)

Net earnings (loss) per common share - basic	$-	$(0.01)	$(0.03)	$(0.01)	$(0.01)
Non-GAAP net earnings (loss) per common share - basic	$(0.01)	$(0.01)	$0.01	$-	$(0.03)
Basic weighted average number of common shares outstanding	35,788,199	35,716,603	35,687,650	35,657,519	35,586,455

Net earnings (loss) per common share - diluted	$(0.01)	$(0.01)	$(0.03)	$(0.01)	$(0.01)
Non-GAAP net earnings (loss) per common share - diluted	$(0.01)	$(0.01)	$0.01	$-	$(0.03)
Diluted weighted average number of common shares outstanding	36,427,683	35,716,603	35,687,650	35,657,519	35,586,455

See discussion of Non-GAAP financial measures later in this document

Discussion of Non-GAAP Financial Measures:

This press release contains certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Reconciliations between non-GAAP and GAAP measures are set forth below.

The following non-GAAP financial measures are discussed herein: adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net earnings (loss) per common share – basic and diluted. The presentation of these additional financial measures are not intended to be considered in isolation from, or superior to, or as a substitute for the financial measures prepared and presented in accordance with GAAP (Generally Accepted Accounting Principles), including the net income or net loss of USAT or net cash used in operating activities. Management recognizes that non-GAAP financial measures have limitations in that they do not reflect all of the items associated with USAT's net income or net loss as determined in accordance with GAAP. These non-GAAP financial measures are not required by or defined under GAAP and may be materially different from the non-GAAP financial measures used by other companies. USAT has provided below the reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

As used herein, non-GAAP net income represents GAAP net income (loss) excluding costs or benefits relating to any adjustment for fair value of warrant liabilities and non-cash portions of the Company’s income tax benefit (provision).

Non-GAAP net earnings (loss) per common share - diluted is calculated by dividing non-GAAP net income (loss) applicable to common shares by the number of diluted weighted average shares outstanding.

Adjusted EBITDA represents net income (loss) before interest income, interest expense, income taxes, depreciation, amortization, and change in fair value of warrant liabilities and stock-based compensation expense.  We have excluded the non-operating item, change in fair value of warrant liabilities, because it represents a non-cash gain or (charge) that is not related to USAT's operations. We have excluded the non-cash expense, stock-based compensation, as it does not reflect the cash-based operations of USAT. Adjusted EBITDA is presented because we believe it is useful to investors as a measure of comparative operating performance and liquidity, and because it is less susceptible to variances in actual performance resulting from depreciation and amortization and non-cash charges for changes in fair value of warrant liabilities and stock-based compensation expense.

Management believes that non-GAAP net income (loss) and non-GAAP net earnings (loss) per common share - diluted are important measures of USAT's business. Management uses the aforementioned non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of our comparative operating performance. We believe that these non-GAAP financial measures serve as useful metrics for our management and investors because they enable a better understanding of the long-term performance of our core business and facilitate comparisons of our operating results over multiple periods, and when taken together with the corresponding GAAP financial measures and our reconciliations, enhance investors' overall understanding of our current and future financial performance.

Investor Contact:
Mike Bishop
The Blueshirt Group
Tel: +1 415-217-4968
mike@blueshirtgroup.com

Source: USA Technologies, Inc.
F-USAT